U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                               FEBRUARY 9, 2000
                ------------------------------------------------
                Date of Report (date of earliest event reported)





                              METEOR INDUSTRIES, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter




         COLORADO                  0-27968                 84-1236619
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number


                         1401 BLAKE STREET, SUITE 200
                           DENVER, COLORADO  80202
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                (303) 572-1135
              --------------------------------------------------
              Registrant's Telephone Number, Including Area Code


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ITEM 5. OTHER EVENTS.

     On February 9, 2000, Meteor Industries, Inc. (the "Company") completed the sale of its subsidiary, Meteor Stores, Inc. ("MSI"), to Capco Energy, Inc. ("Capco"), an affiliate of the Company. The sale was made effective as of December 31, 1999.

     As of the date of this filing, MSI leases and operates twenty convenience stores (three of which are third party leases which expire at the end of February 2000) in Colorado and New Mexico which operate under the Conoco, Phillips 66, Frontier, Sinclair and Diamond Shamrock brand names. The sale of this operating subsidiary was made to allow the Company to focus on its core business of commercial, wholesale and cardlock petroleum distribution. The Company, through a five year supply contract with Capco, will continue to be the supplier of refined petroleum products to these stores.

     The total purchase price for the sale of MSI is $1,596,400. Year end adjustments are expected to decrease the purchase price by approximately $100,000. Two Hundred Fifty Thousand dollars was paid in cash at closing and Capco also delivered a promissory note for $1,250,000 payable in monthly installments of interest only during calendar year 2000 and the balance amortized over a 10 year period with a balloon payment of the remaining principal balance on December 31, 2001. Payments may be made either in cash or shares of the Company's Common Stock at a value of $3.00 per share. The promissory note bears interest at 9.25% per annum. The promissory note is secured by the pledge of all of the outstanding shares of Meteor Stores, Inc. and 210,000 shares of the Company's outstanding Common Stock held by a majority-owned subsidiary of Capco.

     Capco, through a majority-owned subsidiary, currently owns approximately 34% of the Company's Common Stock. Ilyas Chaudhary, a Director of the Company, is an officer, director and a principal shareholder of Capco. Dennis Staal, a Director of the Company, is also an officer of Capco and beneficially owns 35,000 common shares of Capco and 2,286 shares of Series A Preferred shares. Irwin Kaufman, a Director of the Company, is also a director of Capco and owns 20,000 common shares of Capco. Edward Names, President and CEO of the Company personally and through immediate family members may be deemed to beneficially own 64,580 common shares of Capco and 2,286 shares of Series A Preferred shares of Capco.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) EXHIBITS.  The following exhibits are filed herewith:

EXHIBIT
NUMBER     DESCRIPTION                        LOCATION

 10.1      Agreement with Capco Energy,       Filed herewith electronically
           Inc., as amended

 10.2      Promissory Note from Capco         Filed herewith electronically
           Energy, Inc.

 10.3      Pledge and Security Agreement      Filed herewith electronically
           with Capco Energy, Inc. and
           Capco Asset Management, Inc.

 10.4      Product Sales Agreement            Filed herewith electronically
           between Meteor Stores, Inc. and
           Meteor Marketing, Inc.
                                     2
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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       METEOR INDUSTRIES, INC.


Dated: February 10, 2000               By /s/ Richard E. Kisser

                                       Richard E. Kisser, Chief
                                       Financial Officer


















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